Filed Pursuant to Rule 424(b)(2)

Registration No. 333-274223

PROSPECTUS SUPPLEMENT #1

(To Prospectus dated September 18, 2023)

ATLAS LITHIUM CORPORATION

335,908 Shares of Common Stock

We are offering to certain accredited investors 335,908 shares of our common stock, par value $0.001 per share (“Common Stock”) pursuant to this prospectus supplement and the accompanying prospectus.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ATLX.” On November 30, 2023, the last reported sale price of our Common Stock was $24.77 per share.

	Per Common Share	Total
Offering Price	$29.77	$10,000,000
Proceeds to Atlas Lithium Corporation, before expenses	$29.77	$10,000,000

Investing in our securities involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the risk factors contained in the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of factors you should consider before buying shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We anticipate that delivery of the Common Stock against payment will be made on or before December 6, 2023.

The date of this prospectus supplement is December 1, 2023

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated September 18, 2023. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3, registration statement number 333-274223 that we filed with the Securities and Exchange Commission (the “SEC”) on August 25, 2023 and that was declared effective on September 18, 2023. Under the shelf registration process, we may offer and sell, from time to time, shares of our Common Stock and/or preferred stock in one or more offerings.

The accompanying prospectus provides you with a general description of our Common Stock. This prospectus supplement contains specific information about the terms of this offering of our shares of Common Stock. This prospectus supplement may also add to, update or change information contained in the accompanying prospectus or in any documents that we have incorporated by reference into this prospectus supplement or the accompanying prospectus and, accordingly, to the extent inconsistent, information in the accompanying prospectus or incorporated by reference herein or therein is superseded by the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus and the related exhibits filed with the SEC, together with the additional information described herein and in the accompanying prospectus under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Unless the context otherwise indicates, references in this prospectus supplement to “we,” “us,” “our,” and the “Company” are to Atlas Lithium Corporation and its subsidiaries. The term “you” refers to a prospective investor.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in this prospectus supplement and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our Common Stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Company Overview

Atlas Lithium Corporation is a mineral exploration and development company with lithium projects and multiple lithium exploration properties. In addition, we own exploration properties in other battery minerals, including nickel, rare earths, graphite and titanium. Our current focus is the development from exploration to active mining of our hard-rock lithium project located in the state of Minas Gerais in Brazil at a well-known, premier pegmatitic district in Brazil, which has been recently denominated by the government of Minas Gerais as “Lithium Valley”. We intend to mine and then process our lithium-containing ore to produce lithium concentrate (also known as spodumene concentrate), a key ingredient for the battery supply chain.

We are in the initial planning stages of planning to develop and own 100% of a processing facility capable of producing 300,000 tons of lithium concentrate annually. However, there can be no assurance that we will have the necessary capital resources to develop such facility or, if developed, that we will reach the production capacity necessary to commercialize our products and with the quality needed to meet market demand.

All of our mineral projects and properties are located in Brazil and our mineral rights portfolio for battery minerals includes approximately 75,542 acres (306 km2) for lithium in 61 mineral rights, 137,883 acres for nickel (558 km2) in 37 mineral rights, 30,009 acres (121 km2) for rare earths in seven mineral rights, 22,050 acres (89 km2) for titanium in seven mineral rights, and 13,766 acres (56 km2) for graphite in three mineral rights. We believe that we hold the largest portfolio of exploration properties for battery minerals in Brazil, a premier and well-established mining jurisdiction.

We are primarily focused on advancing and developing our hard-rock lithium project located in the state of Minas Gerais, Brazil. Our Minas Gerais Lithium Project (“MGLP”) is our largest project and consists of 54 mineral rights spread over 59,275 acres (240 km2) and predominantly located within the Brazilian Eastern Pegmatitic Province which has been surveyed by the Brazilian Geological Survey and is known for the presence of hard rock formations known as pegmatites which contain lithium-bearing minerals such as spodumene and petalite.

We believe that we can increase our value by the acceleration of our exploratory work and quantification of our lithium mineralization. Our initial commercial goal is to be able to enter production of lithium concentrate, a product which is highly sought after in the battery supply chain for electric vehicles.

We also have 100%-ownership of early-stage projects and properties in other minerals that are needed in the battery supply chain and high technology applications such as nickel, rare earths, graphite, and titanium. We believe that the shift from fossil fuels to battery power may yield long-term opportunities for us not only in lithium but also in such other minerals.

Additionally, we have 100%-ownership of several mining concessions for gold and diamonds, two of which also include industrial sand. As our lithium properties became our corporate focus, we stopped alluvial gold and diamond exploration efforts in 2018 and the sale of our industrial sand in 2022.

As of the date of this prospectus supplement, we own approximately 45.11% of the shares of common stock of Apollo Resources Corporation (“Apollo Resources”), a private company primarily focused on the development of its initial iron mine.

As of the date of this prospectus supplement, we own approximately 27.42% of the shares of common stock of Jupiter Gold Corporation (“Jupiter Gold”), a company focused on the exploration of two gold projects and a quartzite mine, and whose common stock are quoted on the OTCQB marketplace under the symbol “JUPGF.” The quartzite mine started operations in June 2023.

Apollo Resources and Jupiter Gold have not generated any revenues to date. The results of operations from both Apollo Resources and Jupiter Gold are consolidated in our financial statements under U.S. GAAP.

S-2

Corporate Information

We were incorporated in the State of Nevada on December 15, 2011 as Flux Technologies, Corp. On January 22, 2013 we changed our name to Brazil Minerals, Inc., and on September 26, 2022 an amendment to our articles of incorporation was filed with the Nevada Secretary of State changing our name to Atlas Lithium Corporation. Our principal executive offices outside of the U.S. are located at Rua Buenos Aires, 10 – 14th Floor, Sion, Belo Horizonte, Minas Gerais, Brazil, 30.315-570 and our telephone number is +55-31-3956-1109. Our corporate website address is www.atlas-lithium.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Controlled Company

Marc Fogassa, our Chief Executive Officer and Chairman, by way of his ownership of our Common Stock and 100% of our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”) currently controls approximately 66.20% of the voting power of our capital stock and will continue to control a majority of the voting power of our capital stock upon completion of this offering, and we believe that we are a “controlled company,” as such term is defined under the Nasdaq Listing Rules. Accordingly, the voting rights of purchasers of our Common Stock or preferred stock will be qualified by the right of the holder of our Series A Preferred to exercise 51% of the voting power of our capital stock.

Recent Developments

Offtake Agreements

On November 29, 2023, the Company (hereinafter the “Seller”), entered into Offtake and Sales Agreements (the “Offtake Agreements”) with each of Sichuan Yahua Industrial Group Co., Ltd., and Sheng Wei Zhi Yuan International Limited, a subsidiary of Shenzhen Chengxin Lithium Group Co., Ltd. (each individually, a “Buyer”), pursuant to which the Seller agreed, for a period of five (5) years, to sell to each Buyer 60,000 dry metric tonnes of lithium concentrate (the “Product”) per year, subject to Seller’s authority to increase or decrease such quantity by up to ten percent (10%) each year. The price for the Product is determined according to a formula as set forth in the Offtake Agreements.

Each Buyer agreed to pre-pay to Seller $20.0 million (each, a “Pre-Payment Amount”), for future deliveries of the Product after Seller obtains certain licenses. Each Pre-Payment Amount will be used to offset against such Buyer’s future payment obligations for the Product.

The Offtake Agreements are terminable (i) by Seller in the event of a change in control of Seller during the term of such agreements, or (ii) by the non-defaulting party in an event of default under such agreements.

Convertible Notes

On November 7, 2023, we entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with Martin Rowley relating to the issuance to Martin Rowley along with other experienced lithium investors (each a “Holder”) of convertible promissory notes with an aggregate total principal amount of up to $20,000,000, accruing interest at a rate of 6.5% per annum (each a “Note”). The Notes were issued on the date the conditions precedent to closing were satisfied or waived (the “Closing Date”). The Notes will mature on the date that is thirty-six months from the Closing Date (the “Maturity Date”). Martin Rowley is a senior advisor to the Company.

The Notes are convertible into shares of Common Stock at the option of the Holders at any time up until close of business on the Maturity Date, provided that the Holder shall not exercise its conversion rights while in possession of material nonpublic information or during a closed trading window as contemplated under our insider trading policy. The Notes set forth that the principal amount will be convertible into Common Stock at a price of $28.225 per share (the “Conversion Price”), which represents a 25% premium to the volume weighted average price for the three trading days prior to the date of the Purchase Agreement.

We may elect to redeem all of the Notes or any part of the outstanding principal or interest of any Note at any time after the first anniversary of the Closing Date and when the share price of our Common Stock reaches 125% of the Conversion Price.

The Notes include customary “events of default” as set forth therein.

S-3

THE OFFERING

Common Stock offered by us	335,908 shares

Common Stock to be outstanding before and after this offering	10,787,261 shares before this offering and 11,123,169 immediately after this offering is closed

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including the development and commercialization of our products, general and administrative expenses, and working capital and capital expenditures. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq Capital Market symbol	“ATLX”

The number of shares of Common Stock to be outstanding before and after this offering is based on 10,787,261 shares of our Common Stock outstanding as of November 30, 2023, which excludes:

●	one share of Series A Preferred;

●	2,000,000 shares of Common Stock reserved for issuance under the Atlas Lithium Corporation 2023 Stock Incentive Plan, of which 973,321 remain available for issuance thereunder;

●	106,500 shares of Series D Preferred Stock issuable upon the exercise of outstanding options to purchase our Series D Preferred Stock; and

●	262,061 shares of Common Stock issuable upon the exercise of outstanding common stock warrants and options.

S-4

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I. Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, filed with the SEC on March 30, 2023 (the “2022 Annual Report”), as amended by Form 10-K/A filed with the SEC on June 12, 2023, amending Item 11, Executive Compensation, in Part III of the 2022 Annual Report; and in “Part II—Item 1A—Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ending March 31, 2023 filed with the SEC on May 15, 2023, that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Any of these risks could materially and adversely affect our business, operating results, financial condition, or prospects and cause the value of our Common Stock to decline, which could cause you to lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We intend to use the net proceeds from this offering for general corporate purposes, including the development and commercialization of our products, general and administrative expenses, and working capital and capital expenditures. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Stock to decline.

S-5

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties.

All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are forward-looking statements, including, without limitation, statements regarding current expectations as of the date of this prospectus; our future results of operations and financial position; our ability to effectively process our minerals and achieve commercial grade at scale; risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions); our ability to derive any financial success from the Memorandum of Understanding entered into with Mitsui & Co., Ltd. in December 2022 ; uncertainty about our ability to obtain required capital to execute our business plan; uncertainties inherent in budgeting, including budgets relating to our mineral exploration activities and our ability to realize a return on funds committed to exploration and evaluation; our ability to hire and retain required personnel; changes in the market prices of lithium and lithium products and demand for such products; the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects; and uncertainties inherent in the estimation of lithium resources and commercial viability of mineral deposits. These statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance, or achievements to differ materially from any future results, performance or achievement expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential”, or “continue” or the negative of these terms or other similar expressions. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include, but are not limited to: unprofitable efforts resulting not only from the failure to discover mineral deposits, but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from production; market fluctuations; government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection; competition; the loss of services of key personnel, including our Chairman and Chief Executive Officer, Marc Fogassa; unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of infrastructure; and general economic conditions.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described under the sections in titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual and quarterly filings made with the SEC. Therefore, you should not place undue reliance on these forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

S-6

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Common Stock we are offering will be approximately $9.9 million, assuming that we sell all of the Common Stock we are offering, after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including the development and commercialization of our products, general and administrative expenses, and working capital and capital expenditures.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of this offering.

S-7

DIVIDEND POLICY

We have never paid or declared any cash dividends on our Common Stock, and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including future earnings, if any, our capital requirements and general financial condition, and other factors that our board of directors deems relevant.

S-8

DESCRIPTION OF SECURITIES WE ARE OFFERING

Offering

We are offering 335,908 shares of our Common Stock at a price of $29.77 per share.

Common Stock

The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” in the accompanying prospectus and are incorporated herein by reference. Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ATLX.” Our transfer agent is VStock Transfer, LLC.

S-9

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and accompanying prospectus, we are offering up to 335,908 shares of our Common Stock. We are offering the shares directly to certain accredited investors pursuant to a securities purchase agreement directly between these investors and us. There is no minimum number of securities or minimum aggregate proceeds for this offering to close.

The shares of Common Stock are being sold at purchase price of $29.77 per share.

The shares of Common Stock were offered directly to the investors without a placement agent, underwriter, broker or dealer. All of the shares of Common Stock sold in this offering will be sold at the same price and we expect a single closing. It is possible that not all of the shares of Common Stock we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. The closing of this offering is subject to customary closing conditions. We expect that the sale of the shares of Common Stock will be completed on or around the date indicated on the cover page of this prospectus supplement.

We estimate that the total expenses of the offering payable by us will be approximately $100,000.00.

S-10

LEGAL MATTERS

The validity of the common stock covered by this prospectus supplement has been passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Atlas Lithium Corporation appearing in Atlas Lithium Corporation’s Annual Report for the year ended December 31, 2022, as amended, have been audited by BF Borgers CPA PC, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

S-11

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.atlas-lithium.com. Information accessible on or through our website is not a part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporates by reference the documents listed below and all future filings filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023;

●	our Form 10-K/A filed with the SEC on June 12, 2023, amending Item 11, Executive Compensation, in Part III of the 2022 Annual Report;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 15, 2023, August 14, 2023 and October 20, 2023 respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 13, 2023, January 25, 2023, February 3, 2023, May 2, 2023, May 26, 2023, June 1, 2023, June 6, 2023, June 26, 2023, July 24, 2023 and November 8, 2023;

●	our Registration Statement on Form 8-A (File No. 001-41552), filed with the SEC on November 8, 2022, which describes the terms, rights, and provisions applicable to our outstanding capital stock; and

●	the Description of Atlas Lithium Corporation’s Securities Registered Pursuant to Section 12 of the Exchange Act of 1934, as filed with the SEC on March 30, 2023 as Exhibit 4.6 to our 2022 Annual Report, as amended.

Any statement contained in this prospectus supplement or the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein or therein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Atlas Lithium Corporation

Rua Buenos Aires, 10 – 14th Floor

Sion, Belo Horizonte, Minas Gerais, Brazil, 30.315-570

+55-11-3956-1109

S-12

PRELIMINARY PROSPECTUS

Atlas Lithium Corporation

$75,000,000

Common Stock

Preferred Stock

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $75,000,000.

The securities may be sold directly to you, through agents or through underwriters and broker-dealers. If agents, underwriters or broker-dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ATLX.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange. As of August 24, 2023, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $137,704,670, based upon approximately 5,657,546 shares of our outstanding common stock held by non-affiliates at the per share price of $24.34, the closing sale price of our common stock on the Nasdaq Capital Market on August 24, 2023.

Investing in these securities involves risks. Please carefully read the information under “Item 1A. Risk Factors” of our most recent report on Form 10-K and Form 10-Q for the quarter ending March 31, 2023, and any other filings we make with the Securities and Exchange Commission and that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC” or the “Commission”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

1

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Atlas Lithium Corporation,” the “Company,” the “Registrant,” “we,” “our” and “us” refer, collectively, to Atlas Lithium Corporation, a Nevada corporation, and its subsidiaries taken as a whole.

Company Overview

Atlas Lithium Corporation is a U.S. mineral exploration and mining company with lithium projects and properties in other critical battery metals to power the green energy revolution - nickel, rare earths, graphite, and titanium. Our current focus is on developing our hard-rock lithium project located in Minas Gerais state in Brazil at a well-known, premier pegmatitic district in Brazil. We intend to produce and sell lithium concentrate, a key ingredient for the battery supply chain. Lithium is essential for batteries in electric vehicles.

We are in the initial stages of planning to develop and own a lithium concentration facility capable of producing up to 300,000 tons of lithium concentrate annually. However, there can be no assurance that such a facility may ultimately come to fruition or, if developed, that the production capacity will meet our expectations.

All of our mineral projects and properties are located in Brazil and our mineral rights portfolio for battery minerals includes approximately 75,542 acres (306 km2) for lithium in 61 mineral rights, 137,883 acres for nickel (558 km2) in 37 mineral rights, 30,009 acres (121 km2) for rare earths in seven mineral rights, 22,050 acres (89 km2) for titanium in seven mineral rights, and 13,766 acres (56 km2) for graphite in three mineral rights. We believe that we hold the largest portfolio of exploration properties for battery minerals in Brazil, a premier and well-established mining jurisdiction.

We are primarily focused on advancing and developing our hard-rock lithium project located in the state of Minas Gerais, Brazil, where some of our high-potential mineral rights are adjacent to or near large lithium deposits that belong to Sigma Lithium Corporation (Nasdaq: SGML). Our Minas Gerais Lithium Project (“MGLP”) is our largest project and consists of 54 mineral rights spread over 59,275 acres (240 km2) and predominantly located within the Brazilian Eastern Pegmatitic Province which has been surveyed by the Brazilian Geological Survey and is known for the presence of hard rock formations known as pegmatites which contain lithium-bearing minerals such as spodumene and petalite. Generally, lithium derived from pegmatites is less costly to purify for uses in high technology applications than lithium obtained from brine. Such applications include the battery supply chain for electric vehicles (“EVs”), an area of expected high growth for the next several decades.

We believe that we can materially increase our value by the acceleration of our exploratory work and quantification of our lithium mineralization. Our initial commercial goal is to be able to enter production of lithium-bearing concentrate, a product which is highly sought after in the battery supply chain for EVs.

2

As of the date of this prospectus, we own approximately 45% of the shares of common stock of Apollo Resources Corporation (“Apollo Resources”), a private company primarily focused on the development of its initial iron mine.

As of the date of this prospectus, we own approximately 28% of the shares of common stock of Jupiter Gold Corporation (“Jupiter Gold”), a company focused on the exploration of two gold projects and the operation of a producing quartzite mine, and whose common stock are quoted on the OTCQB marketplace under the symbol “JUPGF.”

The results of operations from both Apollo Resources and Jupiter Gold are consolidated in our financial statements under accounting principles generally accepted in the United States (“U.S. GAAP”).

Risks Associated with Our Business

Business Risks

●	Our future performance is difficult to evaluate because we have a limited operating history.

●	We have a history of losses and expect to continue to incur losses in the future.

●	We are an exploration stage company, and there is no guarantee that our properties will result in the commercial extraction of mineral deposits.

●	Because the probability of an individual prospect ever having reserves is not known, our properties may not contain any reserves, and any funds spent on exploration and evaluation may be lost.

●	We face risks related to mining, exploration and mine construction, if warranted, on our properties.

●	Our long-term success will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from our mining activities.

●	We depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

●	Our quarterly and annual operating and financial results and our revenue are likely to fluctuate significantly in future periods.

●	Our ability to manage growth will have an impact on our business, financial condition and results of operations.

●	We depend upon Marc Fogassa, our Chief Executive Officer and Chairman.

●	Our growth will require new personnel, which we will be required to recruit, hire, train and retain.

●	Certain executive officers and directors may be in a position of conflict of interest.

Regulatory and Industry Risks

●	The mining industry subjects us to several risks.

●	Our mineral projects will be subject to significant government regulations.

●	We will be required to obtain governmental permits in order to conduct development and mining operations, a process which is often costly and time-consuming.

●	Compliance with environmental regulations and litigation based on environmental regulations could require significant expenditures.

●	Our operations face substantial regulation of health and safety.

●	Our operations are subject to extensive environmental laws and regulations.

●	Mineral prices are subject to unpredictable fluctuations.

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Country and Currency Risks

●	Our ability to execute our business plan depends primarily on the continuation of a favorable mining environment in Brazil and our ability to freely sell our minerals.

●	The perception of Brazil by the international community may affect us.

●	Exposure to foreign exchange fluctuations and capital controls may adversely affect our costs, earnings and the value of some of our assets.

Common Stock Risks

●	Our common stock price has been and may continue to be volatile.

●	We do not intend to pay regular future dividends on our common stock and thus stockholders must look to appreciation of our common stock to realize a gain on their investments.

●	We may seek to raise additional funds, finance acquisitions, or develop strategic relationships by issuing securities that would dilute your ownership.

●	Our Series A Preferred Stock has the effect of concentrating voting control over us in Marc Fogassa, our Chief Executive Officer and Chairman.

●	Marc Fogassa, our Chief Executive Officer and member of our board of directors (the “Board of Directors” or the “Board”), owns greater than 50% of our voting securities, which means we are deemed a “controlled company” under the rules of Nasdaq.

●	Our stock price may be volatile, and you could lose all or part of your investment.

●	You will experience dilution as a result of future equity offerings.

●	Our existing stockholders have substantial influence over us and their interests may not be aligned with the interests of our other stockholders, which may discourage, delay or prevent a change in control is us, which could deprive our stockholders of an opportunity to receive a premium for their securities.

●	Sales of a substantial number of shares of our common stock by our stockholders in the public market could cause our stock price to fall.

Costs as a result of operating as a public company are significant, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

●	Our internal control over financial reporting may not meet the standards required by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, could have a material adverse effect on our business and share price.

Corporate Information

We were incorporated in the State of Nevada on December 15, 2011 as Flux Technologies, Corp. On January 22, 2013 we changed our name to Brazil Minerals, Inc., and on September 26, 2022 an amendment to our articles of incorporation was filed with the Nevada Secretary of State changing our name to Atlas Lithium Corporation. Our principal executive offices outside of the U.S. are located at Rua Bahia, 2463 – Suite 205, Belo Horizonte, Minas Gerais, Brazil, 30.160-012 and our telephone number is +55-11-3956-1109. Our corporate website address is www.atlas-lithium.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

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Controlled Company

Marc Fogassa, our Chief Executive Officer and Chairman, by way of his ownership of our common stock and 100% of our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”) currently controls approximately 66.20% of the voting power of our capital stock and will continue to control a majority of the voting power of our capital stock upon completion of this offering, and we believe that we are a “controlled company,” as such term is defined under the Nasdaq Listing Rules. Accordingly, the voting rights of purchasers of our common stock or preferred stock will be qualified by the right of the holder of our Series A Preferred to exercise 51% of the voting power of our capital stock.

The Securities That May Be Offered

We may offer or sell common stock and preferred stock in one or more offerings. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $75,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, broker-dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, broker-dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We currently have authorized 200,000,000 shares of common stock, par value $0.001 per share. As of August 25, 2023, 10,662,060 shares of common stock were issued and outstanding. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock.

Preferred Stock

We currently have authorized 10,000,000 shares of preferred stock, par value $0.001, one share of which is issued and outstanding. As of August 25, 2023, one share of our preferred stock has been designated as Series A Convertible Preferred Stock, which one share of Series A Convertible Preferred Stock is issued and outstanding, and 1,000,000 shares of our preferred stock have been designated as Series D Convertible Preferred Stock, of which zero shares are issued and outstanding.

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I. Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this prospectus are forward-looking statements, including without limitation, statements regarding current expectations, as of the date of this prospectus, our future results of operations and financial position, our ability to effectively process our minerals and achieve commercial grade at scale; risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions); our ability to derive any financial success from the Memorandum of Understanding entered into with Mitsui & Co., Ltd. in December 2022; uncertainty about our ability to obtain required capital to execute our business plan; our ability to hire and retain required personnel; changes in the market prices of lithium and lithium products and demand for such products; the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects; uncertainties inherent in the estimation of lithium resources. These statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance, or achievements to differ materially from any future results, performance or achievement expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential”, or “continue” or the negative of these terms or other similar expressions. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include, but are not limited to: unprofitable efforts resulting not only from the failure to discover mineral deposits, but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from production; market fluctuations; government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection; competition; the loss of services of key personnel; unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of infrastructure as well as general economic conditions.

The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described under the sections in titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual and quarterly filings made with the SEC. Therefore, you should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the development and commercialization of our products, general and administrative expenses, and working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Holders of our common stock are entitled to such dividends as our Board may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share held on all matters submitted to a vote of our shareholders. Unless otherwise provided by our articles of incorporation, our bylaws, the Nevada Revised Statutes or applicable law, actions by stockholders entitled to vote on a matter are determined by a majority of the votes cast. Holders of our common stock are not entitled to conversion, redemption or preemptive rights. Upon dissolution or winding up, the holders of our common stock are entitled to ratably receive the remaining assets of the Company after provision for payment of the debts and liabilities of the Company and subject to the rights, if any, of holders of any outstanding series of stock having a preference over, or the right to participate with, the common stock with respect to the distribution of assets. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Series A Convertible Preferred Stock

Holders of our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”) are not entitled to dividends, except that in the event that a dividend is declared on the Company’s common stock, the holders of the Series A Preferred shall receive the dividends that would be payable if all the outstanding shares of Series A Preferred Stock were converted into common stock immediately prior to the declaration of the dividend. In the event of liquidation, dissolution or winding up, the holders of the Series A Preferred are not entitled to a liquidation preference over the holders of common stock, and shall share in any remaining assets pro rata with the holders of common stock as if converted into common stock. The holders of the Series A Preferred have full voting rights and powers equal to the voting rights and powers of holders of common stock. For so long as any Series A Preferred is issued and outstanding, the holders of Series A Preferred shall vote together as a single class with the holders of common stock, with the holders of Series A Preferred being entitled to 51% of the total votes on all such matters regardless of the actual number of shares of Series A Preferred then outstanding, and the holders of common stock and any other shares entitled to vote being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power. The vote of 100% of the outstanding Series A Preferred Stock shall determine the vote of the Series A Preferred Stock as a class. If the holders of Series A Preferred Stock cannot unanimously agree on how to vote on a particular matter or matters, then the holders shall submit such matter or matters for a determination by a majority of the directors of the Board of Directors of (including, for such purpose, directors who are holders of Series A Preferred Stock) and the holders shall be deemed to have voted all of their shares of Series A Preferred Stock in accordance with the determination of the Board of Directors. Holders of the Series A Preferred may elect to convert each share of Series A Preferred into one share of common stock. The rights, powers or privileges of the Series A Preferred may not be altered without the approval of all holders of outstanding Series A Preferred.

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Series D Convertible Preferred Stock

Holders our Series D Convertible Preferred Stock, par value $0.001 (the “Series D Preferred”) have no voting rights unless the shares of Series D Preferred are converted into shares of common stock. Holders of the Series D Preferred may, at any time, elect to convert each outstanding share of Series D Preferred into 13 and 1/3 shares of common stock, giving effect to the reverse stock split that occurred as of December 20, 2022 and subject to any adjustment in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares or similar change in the Company’s shares. If the Company declares a dividend or distribution on its common stock, the Holders of Series D Preferred are entitled to receive such dividend or distribution on a pro rata basis with the common stock determined on an as-converted basis. The rights of the Series D Preferred cannot be waived or amended without the affirmative vote of a majority of the holders of Series D Preferred.

Authorized But Unissued Capital Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Listing Rules. The Company may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on the Company’s capital stock. The existence of unissued and unreserved common stock and preferred stock may enable the Company’s board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in the Company by means of a merger, tender offer, proxy contest, or otherwise. In addition, if the Company issues preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Our board of directors, without stockholder approval, has the authority under the Company’s amended and restated articles of incorporation, to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could impair the rights of holders of common stock, and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Election of Directors

Our second amended and restated bylaws provide that a vacancy on the board of directors shall be filled by the directors then in office, though less than a quorum. These provisions may discourage a third party from voting to remove incumbent directors and simultaneously gaining control of the Company’s board of directors by filling the vacancies created by that removal with its own nominees.

Removal of Directors

Except in certain cases for directors elected by the holders of any series of preferred stock, a director may be removed only by the affirmative vote two-thirds of the outstanding shares entitled to vote. Since Mr. Fogassa effectively holds a majority of the voting power, the other stockholders are effectively prohibited from removing directors.

Stockholder Meetings

Special meetings of shareholders, other than those regulated by statute, may be called by the president upon written request of the holders of 50% or more of the outstanding shares entitled to vote at such special meeting. Since Mr. Fogassa effectively holds a majority of the voting power, the other stockholders are effectively prohibited from calling special meetings. This provision may discourage another person or entity from making a tender offer, even if it acquired a majority of the Company’s outstanding voting stock, because the person or entity could only take action at a duly called stockholders’ meeting or by written consent.

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Anti-takeover Effects of Nevada Law

Certain provisions of the Nevada Revised Statutes, or NRS, as described below, may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests.

Combinations with Interested Stockholders

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (1) the corporation’s board of directors approves, in advance, either the combination itself, or the transaction by which such person becomes an interested stockholder, or (2) the combination is approved by the board of directors and 60% of the then-outstanding voting power of the corporation’s stockholders not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of the prior approval described above, certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder.

For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an interested stockholder. These statutes generally apply to “resident domestic corporations,” namely Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.

Our amended and restated articles of incorporation include a provision providing that at such time, if any, that we become a “resident domestic corporation” as defined in the NRS, we will not be subject to, or governed by, any of the provisions of NRS 78.411 to 78.444, inclusive, as amended from time to time, or any successor statute. As a result, pursuant to NRS 78.434, the “combinations with interested stockholders” statutes will not apply to us, unless our amended and restated articles of incorporation are subsequently further amended to provide that we are subject to those provisions.

Acquisition of Controlling Interest Statutes

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.3793, inclusive, contain provisions governing the acquisition of stockholder voting power above specified thresholds in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

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In our second amended and restated bylaws, we have elected not to be governed by, and to otherwise opt out of, the provisions of NRS 78.378 to 78.3793, inclusive. Absent such provision in our bylaws, these statutes would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise.

NRS 78.139(4) also provides that directors of a Nevada corporation may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to, or not in, the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies that the directors are entitled, but not required, to consider when exercising their directorial powers pursuant to NRS 78.138(4).

The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

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PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;

●	through broker-dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices that may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	if applicable, the names of any selling securityholders;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to broker-dealers; and

●	any exchanges on which the securities will be listed.

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If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a broker-dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the broker-dealer, as principal. The broker-dealer may then resell such securities to the public at varying prices to be determined by such broker-dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with broker-dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, broker-dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and broker-dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

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The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of BF Borgers CPA PC, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.atlas-lithium.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and all filings filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023;

●	our Form 10-K/A filed with the SEC on June 12, 2023, amending Item 11, Executive Compensation, in Part III of the 2022 Annual Report;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 15, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the SEC on August 14, 2023;

●	our Current Reports on Form 8-K filed with the SEC on January 13, 2023, January 25, 2023, February 3, 2023, May 2, 2023, May 26, 2023, June 1, 2023, June 6, 2023, June 26, 2023 and July 24, 2023;

●	our Registration Statement on Form 8-A (File No. 001-41552), filed with the SEC on November 8, 2022, which describes the terms, rights, and provisions applicable to the Registrant’s outstanding capital stock; and

●	the Description of Atlas Lithium Corporation’s Securities Registered Pursuant to Section 12 of the Exchange Act of 1934, as filed with the SEC on March 30, 2023 as Exhibit 4.6 to the Registrant’s 2022 Annual Report, as amended.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Atlas Lithium Corporation

Rua Bahia, 2463 – Suite 205

Belo Horizonte, Minas Gerais, Brazil 30.160-012

+55-11-3956-1109

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